EXHIBIT 10.26

                        ADVANCED TECHNICAL PRODUCTS, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT

        1. GRANT OF OPTION. Pursuant to the Advanced Technical Products, Inc. Non-Employee Directors Stock Option Plan (the "Plan") for non-employee directors of Advanced Technical Products, Inc. (the "Company"), the Company grants to

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                              (the "Option Holder")

an option to purchase from the Company a total of ______ shares of Common Stock, $0.01 par value, of the Company at $_____ per share (being the closing price per share of the Common Stock on the date of this grant), in the amounts, during the periods, and upon the terms and conditions set forth in this Agreement.

        2. TIME OF EXERCISE. Except only as specifically provided elsewhere in this Agreement, this option is exercisable, in whole or in part, in the following cumulative installments:

               i. Up to 33 1/3% of the total optioned shares at any time after the day preceding the _____ annual meeting of stockholders of the Company provided that the Option Holder is a director of the Company at 5 p.m. on that date;

               ii. Up to an additional 33 1/3% of the total optioned shares at any time after the day preceding the ______ annual meeting of stockholders of the Company provided that the Option Holder is a director of the Company at 5 p.m. on that date;
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               iii. Up to an additional _______ of the total optioned shares at any time after the day preceding the 2000 annual meeting of stockholders of the Company provided that the Option Holder is a director of the Company at 5 p.m. on that date. If an installment covers a fractional share, such installment will be rounded off to the next highest share, except the final installment, which will be for the balance of the total optioned shares. In the event of the Option Holder's termination of service on the Board for whatever cause, the option will be exercisable only to the extent that the Option Holder could have exercised it on the date of his termination of service. In no event may this option be exercised in whole or in part after its date of termination specified in Section 5 hereof.

        3. EXERCISE OF OPTION. The exercise of this option shall entitle the Option Holder to purchase shares of Common Stock of the Company.

        4. SUBJECT TO PLAN. This option and the grant and exercise thereof are subject to the terms and conditions of the Plan, which is incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, this option is subject to any rules and regulations promulgated pursuant to the Plan, now or hereafter in effect.

        5. TERM. This option shall terminate at the first to occur of the following, and any portion of the option not exercised on or before that date shall be forfeited:

        (a)    5 p.m. on ________________.

        (b) 5 p.m. on the date which is 180 days after termination of the Option Holder's service on the Board.

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        6. WHO MAY EXERCISE. During the lifetime of the Option Holder, this option may be exercised only by the Option Holder. If the Option Holder dies prior to the termination date specified in Section 5 hereof without having exercised the option as to all of the shares covered thereby, the option may be exercised at any time prior to the earlier of the dates specified in Section 5 hereof by the Option Holder's estate or a person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Option Holder, subject to the other terms of this Agreement and applicable laws, rules and regulations.

        7.     RESTRICTIONS ON EXERCISE. The option evidenced by this Agreement:


                (a) may be exercised only with respect to full shares and no fractional share of stock shall be issued; and

                (b) may not be exercised in whole or in part and no cash or certificates representing shares subject to such option shall be delivered, if any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options shall not have been secured.

        8. MANNER OF EXERCISE. Subject to such administrative regulations as the Board of the Directors of the Company may from time to time adopt, the Option Holder or beneficiary shall, in order to exercise this option give written notice (the "Notice") to the Company of the exercise price and the number of shares which he will purchase. Any Notice shall include full payment in United States dollars of the option exercise price for the shares of stock being purchased and an undertaking to furnish or execute such documents as the Company in its discretion shall deem necessary (i) to evidence such exercise, in whole or in part, of the option evidenced by this Agreement, (ii) to determine whether registration is then required under the Securities Act of 1933, as then in effect, and (iii) to comply with or satisfy the requirements of the Securities Act of 1933, or any other law, as then in effect.

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        In addition, the Option Holder shall tender payment of the amount as may be requested pursuant to Section 14 hereof by the Company for the purpose of satisfying its liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of the option.

        9. NON-ASSIGNABILITY. This option is not assignable or transferable by the Option Holder except by will or by the laws of descent and distribution.

        10. RIGHTS OF STOCKHOLDER. The Option Holder will have no rights as a stockholder with respect to any shares covered by this option until the issuance of a certificate or certificates to the Option Holder for the shares. Except as otherwise provided in Section 11 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

        11. CAPITAL ADJUSTMENTS. The number of shares of Common Stock covered by this option, and the option price thereof, shall be subject to such adjustments as the Board of Directors of the Company deems appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

        In the event the Company shall be party to any merger, consolidation or corporate reorganization, as the result of which the Company shall be the surviving corporation, the rights and duties of the Option Holder and the Company shall not be affected in any manner. In the event the Company shall sell all or substantially all of its assets or shall be a party to any merger, consolidation or corporate reorganization, as the result of which the Company shall not be the surviving corporation, or in the event any other person or entity may make a tender or exchange offer for stock of the Company whereby such other person or entity would own more than 50% of the outstanding

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Common Stock of the Company (the surviving corporation, purchaser, or tendering corporation being collectively referred to as the "purchaser", and the transaction being collectively referred to as the "transaction"), then the Board may, at its election, (a) reach an agreement with the purchaser that the purchaser will assume the obligations of the Company under the option; (b) reach an agreement with the purchaser that the purchaser will convert the option into an option of at least equal value as to stock of the purchaser; or (c) not later than twenty days prior to the effective date of such transaction, notify the Option Holder and afford to the Option Holder a right for ten days after the date of such notice to exercise any then unexercised portion of the option. Within such ten-day period, the Option Holder may exercise any portion of the option as he may desire and deposit with the Company the requisite cash to purchase in full and not in installments the Common Stock thereby exercised, in which case the Company shall, prior to the effective date of the transaction, issue all Common Stock thus exercised, which shall be treated as issued stock for purposes of the transaction.

        12. LAW GOVERNING. This Agreement is intended to be performed in the State of Delaware and shall be construed and enforced in accordance with and governed by the laws of such State.

        13. DATE OF GRANT. The date of grant of this option is ________________.

        14. WITHHOLDING. It shall be a condition to the obligation of the Company to issue or transfer shares of stock upon exercise of this option that the Option Holder pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state or local income or other taxes incurred by reason of the exercise

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of this option. If the amount requested is not paid, the Company may refuse to issue or transfer shares of stock upon exercise of this option.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Option Holder, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 13 hereof.


                                   ADVANCED TECHNICAL PRODUCTS, INC,

                                   By: _________________________________
                                   Garrett L. Dominy, Executive Vice President
                                   and Chief Financial Officer


                                   OPTION HOLDER:

                                   _____________________________________
                                   Name:________________________________

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